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                       AMENDED AND RESTATED LOAN AGREEMENT

                                  BY AND AMONG


                          BLUE BIRD CAPITAL CORPORATION

                                       and

                         LASALLE NATIONAL BANK, as Agent

                                       and

                       THE SEVERAL FINANCIAL INSTITUTIONS
                   FROM TIME TO TIME PARTIES TO THIS AGREEMENT


                                 March 29, 1996






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                    AMENDED AND RESTATED LOAN AGREEMENT

          This Amended and Restated Loan Agreement dated as of March 29, 1996, by and among Blue Bird Capital Corporation, a Delaware corporation (hereinafter referred to as "Borrower"), LaSalle National Bank, a national banking association ("LaSalle") and the several financial institutions from time to time parties to this Agreement (individually, a "Lender" and collectively, "Lenders") and LaSalle, as agent for Lenders (in such capacity hereinafter referred to as "Agent").

                              W I T N E S S E T H:

          WHEREAS, Borrower and LaSalle are parties to a Loan
Agreement dated as of October 18, 1995, as amended and supplemented from time to time (collectively, the "Prior
Agreements"), pursuant to which LaSalle has made loans and advances to Borrower;

          WHEREAS, Borrower has requested that Lenders (i) increase the amount available to be borrowed by Borrower under the revolving credit facility to $100,000,000, (ii) add the financial institutions listed on the signature pages hereto as Lenders, and (iii) in connection with the foregoing, amend and restate in their entirety the Prior Agreements;

          WHEREAS, Lenders are willing to make the financing accommodations requested by the Borrower and amend and restate the Prior Agreements in their entirety, effective on the date hereof, upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the parties' mutual agreements contained herein, the parties hereto agree as follows:

Section 1.  Definitions.

          The following words and phrases, not otherwise defined herein, when used as capitalized terms in this Agreement shall have the following respective meanings (all words and phrases which have been defined elsewhere herein having the meanings there ascribed to them):

"Administrative Fee" shall have the meaning provided in Section
10.

"Affiliates" of any Person means any other Person which controls or is controlled by, or which is under common control with, that Person.
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"Agreement" means this Amended and Restated Loan Agreement, any exhibits or schedules hereto, any concurrent or subsequent rider to this Amended and Restated Loan Agreement and any extensions, supplements, restatements, modifications or amendments to this Amended and Restated Loan Agreement.

"Applicable Lending Office" shall mean for Agent and each Lender and for each Revolving Loan, the main lending office of Agent or Lender designated on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Agent and Borrower in writing as the office by which its Revolving Loans are to be made and maintained.

"Authorized Representative" means those officers or employees of Borrower authorized by the Borrower to act with respect to this Agreement, the Revolving Credit Notes, the Instruments, and for all other necessary or appropriate purposes required to carry out the purpose of this Agreement.

"BBBC" means Blue Bird Body Company, a Georgia corporation.

"Business Day" means (a) a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in the states in which the Applicable Lending Office of any Lender is located, and (b) relative to the making of Eurodollar Loans, any day on which dealings in Dollars are carried on in the interbank eurodollar market which also satisfies the criteria set forth in (a) above.

"Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including capitalized lease obligations but exclusive of operating leases) by Borrower during such period that are required by generally accepted accounting principles to be included in or reflected by the property, plant or equipment or similar fixed asset accounts in the balance sheet of Borrower.

"Cash Equivalent Investments" shall mean investments having a stated maturity no greater than two years (one year in the case of eurodollar deposits) from the date of such investment in (i) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (ii) certificates of deposit of LaSalle or such other commercial banks having combined capital and surplus of at least $100,000,000,
(iii) commercial paper or similar short term instruments with a rating of at least "A-1" by Standard & Poors Corporation or "Prime-1" by Moody's Investors Service, Inc., or (iv) eurodollar deposits.

"Change in Control" means the occurrence of any one or more of the following: (A) the Borrower or BBBC shall consolidate with
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or merge into any other corporation or partnership (except in a transaction in which the Borrower or BBBC, as applicable, is the surviving entity and is not itself the subsidiary of another entity), or (B) any unrelated Person or group of Persons acting in concert acquires in one or more transactions beneficial ownership of the common stock of Borrower or BBBC representing more than fifty percent (50%) of the voting rights with respect to common stock of the Borrower or BBBC outstanding. For purposes of this definition, "common stock of the Borrower or BBBC outstanding" shall include all voting common stock of the Borrower or BBBC issued and outstanding, and all such common stock of the Borrower or BBBC which is issuable upon exercise of all warrants or options.

"Commercial Contracts" means any Contract for the lease or installment sale to a non-municipal end-user Obligor of Equipment.

"Commitment" shall mean, as to each Lender, the amount set forth opposite its name on the signature pages hereto under the heading
"Commitment".   "Commitment Percentage" shall mean, with respect
to any Lender a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's Commitment and the denominator of which shall be the aggregate Commitments.

"Contract" means any and all lease agreements, leases, chattel paper or other deferred payment obligations and all documents, instruments and agreements related thereto (hereinafter referred to as a "Contract", and in the case of any such agreement consisting of more than one document, instrument or other writing, every such document, instrument or other writing comprising any such agreement shall be deemed, collectively, to be the respective "Contract"), now existing and owned or hereafter arising and acquired by Borrower, together with all Related Security and all payments and other proceeds arising therefrom.

"Credit Commitment" shall have the meaning provided in Section 2.

"Credit Termination Date" shall mean March 31, 1999.

"Default" means any Event of Default or event of a nature described in Section 18 which, with the lapse of time (or with notice given to Borrower by Agent, which shall be given if the Agent is so directed by the Majority Lenders, and the lapse of time) specified in the description of such event, would constitute an Event of Default.

"Default Rate" shall have the meaning provided in Section 9.
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"Dollar(s)" and the sign "$" shall mean lawful money of the
United States of America.

"EBITDA" means, with respect to the Borrower for any applicable measurement period, the sum of (a) Net Income, plus (b) income taxes, plus (c) Interest Expense, plus (d) depreciation, plus (e) amortization.

"Municipal Contract" means any Contract for the lease or installment sale of Equipment to an end-user Obligor which is a municipality or an agency of any municipal governmental unit or unit of state or local government.
"Equipment" means any new and used school buses or other motor vehicles which are held for sale or lease to an Obligor, and "related Equipment" shall, when used with reference to any Contract, mean the Equipment subject to that respective Contract.

"Eurodollar Loan" shall mean any Revolving Loan with respect to which the Borrower shall have selected an interest rate based on the Libor Rate in accordance with the provisions of Section 3(a) of this Agreement; provided, however, that there shall not be in excess of eight (8) Eurodollar Loans outstanding at any one time.

"Event of Default" shall have the meaning provided in Section 18.

"Facility Fee" shall have the meaning provided in Section 10. "Fiscal Year" means the fiscal accounting period of Borrower each year consisting of four (4) calendar quarter accounting periods consisting of periods of five, four and four weeks respectively, ending on the Saturday falling closest to October 31 of each calendar year.

"Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

"Illegality" shall have the meaning set forth in Section 9.4 of this Agreement.

"Initial Revolving Loan" shall have the meaning provided in
Section 13.1.
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"Instrument" means any document or writing under which any
obligation is evidenced, assumed or undertaken; "Instrument executed pursuant hereto" and similar terms means all notes and each other document or instrument executed and delivered to Lenders by Borrower pursuant hereto.

"Intangible Assets" means, without limitation, all organization costs, goodwill, franchises, licenses, covenants not to compete, patents, trademarks, servicemarks, and any other assets classified as intangibles in accordance with generally accepted accounting principles.

"Interest Coverage Ratio" means for any applicable measurement period the ratio of (a) EBITDA to (b) Interest Expense for such period.

"Interest Expense" means for any applicable measurement period in each Fiscal Year, the aggregate interest expense of the Borrower for such period on all Liabilities (exclusive of Subordinated Indebtedness) of the Borrower, including all capitalized interest, net costs under Hedging Obligations, and the portion of any interest expense payable with respect to capitalized lease obligations, but excluding any interest in respect of debt issuance cost (to the extent being amortized as a non-cash charge), other than the accrued portion of the Facility Fee.

"Interest Adjustment Period" shall mean the period commencing with the first day of any fiscal quarter of any Fiscal Year of Borrower, commencing with the fiscal quarter ending April 27, 1996, if Agent and Lenders shall have received the financial statements and Quarterly Compliance Certificate of Borrower required under this Agreement on the dates required after the end of the preceding fiscal quarter or if Agent and Lenders shall not have received such financial statements and Quarterly Compliance Certificate on the dates required hereunder, the day Agent and Lenders actually receive such financial statements and Quarterly Compliance Certificate, and expiring on the first day following the end of such fiscal quarter.

"Interest Period" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect, and (ii) as to any Prime Rate Loan, the period commencing on the date of such Prime Rate Loan and ending on the earlier of (A) the last calendar day of each Reporting Period, and (B) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such interest Period shall be extended to the next succeeding Business Day unless, with
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respect to Eurodollar Loans only, such next succeeding Business
Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the expiration of the term of this Agreement, and (iii) interest shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period.

"Investment" means, when used with respect to Borrower, any loan or advance made by it to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Liabilities, obligation or liability of any other Person and any other investment made by Borrower (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of Borrower, but excluding Contracts entered into in the ordinary course of Borrower's business. The outstanding amount of any Investment shall be considered to be the original amount thereof less returns of principal or capital thereof (and without adjustment by reason of the financial condition of such Person), or, in the case of Liabilities of Borrower in respect of any Liabilities, obligation or liability of any other Person, the amount (subject to any limitation contained in the Instrument creating such Liabilities of Borrower) of such other Liabilities, obligation or liability.

"Lenders" shall have the meaning provided in the Preamble.

"Liabilities" of any Person means at any time all amounts which, in accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of a balance sheet of that Person as of the date in question, together with indebtedness guaranteed in any manner by such Person and any other indebtedness for which such Person is liable, contingently or otherwise.

"Libor Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum equal to the quotient obtained by dividing (x) the rate of interest determined by Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (1/16%) per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Market at 11:00 A.M. London time, two (2) Business Days before the first day of such Interest Period, for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth
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(1/100) of one percent (1%) per annum), including, without
limitation, any statutory maximum requirement for Lender to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

"Loan Documents" shall mean, collectively, this Agreement, the Revolving Credit Notes and all other documents, instruments and agreements now or hereafter executed or delivered pursuant hereto or in connection herewith, as the same may be modified, amended, restated or supplemented from time to time (each, individually, a "Loan Document").

"Majority Lenders" shall mean, at any time, while no Obligations are outstanding Lenders having at least 67% of the aggregate amount of the Commitments and, at any time while Obligations are outstanding Lenders holding at least 67% of the outstanding aggregate principal amount of the Obligations.

"Net Income" means, for any period, an amount equal to the net income of the Borrower during such period, determined in accordance with generally accepted accounting principles.

"Obligations" shall mean the Revolving Loans and all interest payable with respect thereto, together with all other amounts which Borrower may from time to time be obligated to pay to Agent or any of the Lenders howsoever evidenced and however arising, whether pursuant to any Revolving Loan, this Agreement or any other agreement, understanding, or relationship by and between Agent or any of the Lenders, by themselves or in connection with any other party, with the Borrower, or arising out of any other cause whatsoever, whether liquidated, contingent, stated, unstated, direct or indirect, primary or secondary, voluntary or involuntary, determinable or indeterminable, due or not due, or otherwise whether heretofore, now, or hereafter created, owing, incurred, made, due or payable, between the Agent or any of the Lenders and the Borrower.

"Obligor" shall mean the Person obligated for the payment of principal or other money under any Contract; and "Related
Obligor" shall, when used with respect to any Contract, mean the Person so obligated thereunder.

"Organizational Documents" means, as to any Person the articles of incorporation, or any other organizational agreement or document which forms the basis for the legal existence of the Person and provides for the rules or its operation and the rights and obligations of its members, partners, shareholders, or directors.

"Permitted Liens" shall have the meaning provided in Section
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"Person" shall mean any natural person, partnership, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" shall have the meaning provided in Section 15.

"Prime Rate" means the variable rate of interest, per annum, from time to time announced by LaSalle as its prime (or equivalent) rate and changing as and when changes therein are announced.
Such rate is one of LaSalle's index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which LaSalle calculates interest or extends credit.

"Prime Rate Loan" shall mean any Revolving Loan with respect to which Borrower shall have selected an interest rate based upon the Prime Rate in accordance with the provisions of Section 3(a) of this Agreement.

"Prior Agreements" shall have the meaning provided in the Preamble.

"Quarterly Compliance Certificate" means a compliance certificate duly executed by the Authorized Representative of Borrower, substantially in the form of Exhibit B attached hereto.

"Rate" shall have the meaning set forth in Section 9.1(a) of this Agreement.

"Regulatory Action" shall have the meaning set forth in Section
9.4 of this Agreement.

"Related Security" shall mean, with respect to a Contract: (a) all of the Borrower's interest with respect to such Contract; (b) all Equipment underlying such Contract; and (c) all collateral and security agreements and property purported to be subject thereto held as security for such Contract, including all guaranties, indemnities, warranties, insurance proceeds and premium refunds and underwritings and property of whatever character at any time held as security for such Contract.

"Reporting Period" means each of Borrower's five, four and four-week fiscal reporting periods contained in its Fiscal Year.

"Revolving Credit Notes" shall have the meaning provided in
Section 8.

"Revolving Loans" shall have the meaning provided in Section 2.
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"Security Instrument" means any security agreement, amendment or supplement thereto, financing statement, continuation statement, chattel mortgage, chattel mortgage note, assignment or collateral assignment, pledge agreement or other agreement providing for, evidencing or perfecting any Security Interest.

"Securitization Transaction" means collectively Borrower's sale, assignment, pledge or contribution of some or all of the Contracts and related rights to a trust or other entity as part of a securitization transaction the terms of which has been approved in advance by Agent and Lenders in writing.

"Security Interest" means any lien, encumbrance or security interest of any kind whatsoever, whether arising under a Security
Instrument or as a matter of law, judicial process, or otherwise.

"Stockholders' Equity" means, without duplication, the stockholders' equity of the Borrower, as included in and calculated in a manner consistent with, "stockholders' equity" as set forth in the balance sheet of Borrower dated January 27, 1996.

"Stock Pledge Agreement" shall have the meaning provided in
Section 13.1 of this Agreement.

"Subordination Agreement" shall have the meaning provided in
Section 13.1 of this Agreement.

"Subordinated Indebtedness" means any obligations of Borrower to any Person subordinated to the repayment of the Obligations by written agreement in form and content reasonably acceptable to Lenders.

"Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding common stock is owned, directly or indirectly, by the Borrower or an Affiliate.

"Tangible Assets" means the assets of Borrower as shown on the consolidated balance sheet of Borrower as of a given date, exclusive of any Intangible Assets.

"Tangible Net Worth" shall mean the sum of Stockholders' Equity, plus Subordinated Indebtedness, minus Intangible Assets and minus
(i) the aggregate amount of payments due under all Contracts where the Obligor is delinquent in payment of any sum due thereunder more than sixty (60) days, (ii) the amount of any liability of Borrower for the repurchase of or losses associated with any Contracts sold as part of any Securitization Transaction, and (iii) the aggregate amount of payments due under all Contracts which are not in compliance with Borrower's Underwriting Policy.
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"Underwriting Policy" shall have the meaning provided in Section
13.1 of this Agreement.

          Unless otherwise defined herein, terms or phrases defined in the Uniform Commercial Code as in effect on the date hereof in the State of Illinois are used herein as therein defined.

          Unless otherwise specified, all accounting terms used herein or in any other loan document related hereto shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles applied in preparation of the financial statements referred to in Section 16(a). Notwithstanding the foregoing, any calculation of the amount of Liabilities shall be based upon the principal amount thereof outstanding, without taking into account the value of any equity securities issued in connection therewith.

Section 2.  Revolving Credit Facility.

          Subject to the terms and conditions of this Agreement, each of the Lenders severally and not jointly agrees to make such loans and advances (individually each a "Revolving Loan" and collectively the "Revolving Loans") to Borrower from time to time until, but not including, the Credit Termination Date, as the Borrower may from time to time request, in the amount of each Lender's Commitment Percentage of the Revolving Loans requested by Borrower, up to, but not in excess of an aggregate sum of $100,000,000 ("Credit Commitment") and in the case of each Lender, up to but not exceeding each Lender's Commitment Percentage of the Credit Commitment. The Credit Commitment will terminate, and Lenders will be relieved from their commitment to make Revolving Loans, on the earliest to occur of the following:
(i) the Credit Termination Date (unless extended as provided below); or (ii) an Event of Default (except that the Credit Commitment may be reinstated at the sole and absolute discretion of the Lenders upon the cure of any Event of Default).

          Prior to the termination of the Credit Commitment as herein provided, Borrower may from time to time borrow, prepay and reborrow amounts under Revolving Loans pursuant to Lenders' Commitments and subject to and in accordance with the other terms, provisions, and conditions of this Agreement. Provided a Default or an Event of Default has not occurred, Borrower may request an extension of the term of this Agreement for up to two
(2) successive periods of one (1) year each, by written notice to Agent requesting such extension not less than sixty (60) days prior to any anniversary date of this Agreement, and Banks shall
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respond to such request within thirty (30) days of such request;
provided, however, that the failure by Banks to respond within such 30-day period shall be deemed to be a refusal by Banks to extend the term of this Agreement.

Section 3.  Borrowing Procedures.

          (a) Agent shall have received, on or before 10:00 a.m. Chicago time, on the day a Revolving Loan is to be made, if a Prime Rate Loan, or three (3) Business Days prior to the date a Revolving Loan is to be made, if a Eurodollar Loan, (i) an oral request from Borrower for a Revolving Loan in a specific amount (and a request in writing, which shall be delivered to Agent on the same Business Day, (ii) designation whether the Revolving Loan is to be a Eurodollar Loan or a Prime Rate Loan, and if such Revolving Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which the Borrower is required to deliver to Agent hereunder; provided, however, Borrower may not request that a Eurodollar Loan be made if a Default shall have occurred and be continuing. If such request for a Revolving Loan is received by Agent orally before 10:00 a.m. Chicago time on the day a Prime Rate Loan is to be made or orally before 10:00 a.m. Chicago time three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Agent will make such Revolving Loan on the applicable day on which such Revolving Loan is to be funded hereunder, subject to any delays beyond Agent's reasonable control, provided that Agent shall not be liable for any damages or liabilities for the failure to so make any Revolving Loan on the day requested unless such failure was due to Agent's wilful misconduct. If no election as to the type of Revolving Loan is specified in any such notice by Borrower, then such Revolving Loan shall be a Prime Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest period of one month's duration. Each request for a Prime Rate Loan shall be in a minimum amount of $100,000. Notwithstanding anything contained in this Agreement to the contrary, Borrower may not have more than eight (8) Eurodollar Loans outstanding at any one time, each request for a Eurodollar Loan shall be in a minimum amount of $1,000,000 and minimum increments of $100,000, and no Eurodollar Loan may have an Interest Period extending beyond the term of this Agreement.

          (b) Upon receipt by Agent of a timely notice from Borrower of a request for a Prime Rate Loan or Eurodollar Loan, Agent shall promptly, but not later than 12:00 p.m. Chicago time on the date of receipt, notify Lenders of the amount, term and proportionate share of such Prime Rate Loan or Eurodollar Loan to be funded by each Lender. Two (2) Business Days prior to the date specified for funding of such Eurodollar Loan in the notice
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from Borrower provided under (a) above, Agent shall notify
Lenders and Borrower of the Libor Rate in effect for such Eurodollar Loan. Each Lender shall make available its proportionate share of any Prime Rate Loan or Eurodollar Loan, by federal funds wire transfer to Agent at Agent's Applicable Lending Office, in immediately available funds, by not later than 2:00 p.m. Chicago time, on the date specified for a Prime Rate Loan or Eurodollar Loan hereunder in the notice provided in (a) above. The amount of any Revolving Loan shall, subject to the terms of this Agreement, be made available to Borrower by depositing same, in immediately available funds, in an account of Borrower, as designated by Borrower, maintained at Agent's Applicable Lending Office, or by wiring the same, in immediately available funds, to any account specified by Borrower in its notice of borrowing.

          (c) In the event that any payment due hereunder from a Lender is due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

          (d) The failure of any Lender to make any Revolving Loan to be made by it on any date specified therefor shall not relieve any other Lender of its obligation to make its Revolving Loan on such date, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Loan.

Section 4.  Payments and Prepayments.

          (a) Borrower shall make each payment in respect of the principal of and interest on the Revolving Loans and any other payments due under this Agreement not later than 11:00 a.m. Chicago time on the day when due, in Dollars, to Agent for the account of each Lender at Agent's Applicable Lending Office in Chicago, Illinois in immediately available funds. The outstanding principal balance of each Eurodollar Loan shall mature and be due and payable on the last day of the Interest Period applicable to such Eurodollar Loan.

          (b) Any Lender for whose account any payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with such Lender and shall give notice thereof to Borrower, provided the failure to give such notice shall not affect the validity of such debit.

          (c) Borrower shall, at the time of making such payment under this Agreement or any Revolving Credit Notes, specify to Agent the Revolving Loans or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or an
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Event of Default has occurred and is continuing, Agent may
distribute such payment to the Lenders in such manner as Agent may determine to be appropriate subject to Section 5 hereof).

          (d) Each payment in collected funds received by Agent under this Agreement or any Revolving Credit Note for account of a Lender shall be paid promptly to such Lender on the same Business Day of receipt by Agent if received by 11:00 a.m. Chicago time, or otherwise on the next successive Business Day, in the type of funds received, for the account of such Lender at such Lender's Applicable Lending Office for the Revolving Loan or other obligation in respect of which such payment is made, net of any Amounts which are due and owing to Agent by Lender at the time of such distribution by Agent.

          (e) Any prepayment of the Obligations by Borrower shall be without premium or penalty other than the payment of damages and fees as provided in Section 9.3 of this Agreement.

Section 5.  Pro Rata Treatment.

          Except to the extent otherwise provided herein: (i) each borrowing from the Lenders shall be made from the Lenders, and each payment of any fee under Sections 10(b) hereof shall be made for the account of the Lenders, pro rata according to their respective Commitment Percentage; (ii) each payment of principal of Revolving Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by the Lenders; and
(iii) each payment of interest on the Revolving Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

Section 6.  Non-Receipt of Funds by the Agent.

          Unless the Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which the Payor is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Revolving Loan to be made by it hereunder or (in the case of Borrower) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been or will be made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor does not in fact make the Required Payment to the Agent, the recipient(s) of such Payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Default Rate for such period in the case of Borrower and the federal funds rate in the case of a Lender and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid. Notwithstanding the foregoing to the contrary, the Agent shall not charge the Lenders, and the Lenders shall not be responsible to pay the Agent, any interest described in this Section 6 to the extent such interest has otherwise been paid by Borrower to the Agent.

Section 7.  Sharing of Payments, Etc.

          (a) Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender might otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of Borrower at any of its offices, against any principal of or interest on any of such Lender's Revolving Loans or any other amount payable to such Lender hereunder, which is not paid when due subject to any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Agent thereof, provided that such Lender's failure shall not affect the validity thereof.

          (b) If any Lender (i) shall obtain payment of any principal of or interest on any Revolving Loan made by it to Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the Liabilities with respect to the Revolving Loans then due hereunder by Borrower to such Lender than the percentage of the Obligations received by any other Lenders, or (ii) such Lender's percentage of the outstanding Obligations relating to Revolving Loans is less than the Lender's pro rata share of such Obligations, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests
in) the Revolving Loans made by such other Lenders (or in interest due thereon or other Obligations with respect to the Revolving Loans due to such Lenders, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that (x) each Lender shall have made advances of Obligations relating to Revolving Loans according to its pro rata share of its Commitment of such Obligations, and (y) all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Obligations with respect to the Revolving Loans due to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Obligations with respect to the Revolving Loans due to other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Loans in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a payment or set-off to which this Section 7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 7 to share in the benefits of any recovery on such secured claim.

Section 8.  Revolving Credit Note.

          The Revolving Loans shall be evidenced by Revolving Credit Notes executed by Borrower dated the date of this Agreement and substantially in the form of Exhibit A attached hereto and forming a part hereof ("Revolving Credit Notes"). Subject to the provisions of this Agreement, the Obligations shall be subject to principal repayment in whole upon the Credit Termination Date and shall be repaid in whole, upon demand of the Majority Lenders, in accordance with Section 19 upon the occurrence of an Event of Default.

Section 9.  Interest.

      9.1   Rates.

      (a) Except as provided below, all Obligations owed by Borrower to Lender (except for Eurodollar Loans and those Obligations evidenced by a note other than a Revolving Credit Note, or by any other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) (the "Rate") equal to the Prime

Rate, payable monthly in arrears on the first day of each Reporting Period.

      (b)   Subject to the provisions of Sections 9.6, 9.8 and
9.9 of this Agreement, each Eurodollar Loan shall bear interest on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Libor Rate for the Interest Period in effect for such Revolving Loan, plus 1.125%. Interest on Eurodollar Loans for 1, 2 and 3 month Interest Periods shall be payable in arrears on the last day of the applicable Interest Period. Interest on Eurodollar Loans for a 6 or 12-month Interest Period shall be payable in arrears at intervals of 90 days following funding of such Eurodollar Loan and on the last day of such Interest Period.

      (c) All Obligations owed by Borrower to Lenders shall bear interest, from and after the occurrence of an Event of Default by Borrower under this Agreement and for so long as an Event of Default shall be continuing, and without constituting a waiver of any such Event of Default, on the unpaid principal balance thereof, at a fluctuating rate per annum equal to two (2) percentage points above the Rate ("Default Rate"). All interest chargeable under this Agreement shall be computed on the basis of a 360-day year for actual days elapsed.

      (d) In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the Rate shall be made on the effective date of such change in the Prime Rate. The Rate, as adjusted, shall apply to all Obligations (except as provided above with respect to Eurodollar Loans) owed on the date following the date on which the adjustment is made and shall apply to all Obligations owed during succeeding months until the Prime Rate is adjusted again. Agent shall use reasonable efforts to notify Borrower and each of the other Lenders of each change in the Prime Rate as soon as practicable, but Borrower's obligation to pay all interest at the Prime Rate and Default Rate as provided in this Agreement shall not be affected by, nor shall Agent have any liability for, any failure to so notify Borrower. In no event shall the Rate, Libor Rate, or the Default Rate exceed the highest applicable rate permitted by law ("Maximum Rate"). If, in any month, the Rate, Libor Rate, or the Default Rate absent such limitation, would have exceeded the Maximum Rate, then the Rate, Libor Rate, or the Default Rate for that month shall be the Maximum Rate, and if in future months, the Rate, Libor Rate, or the Default Rate would otherwise be less than the Maximum Rate, then to the extent permitted by applicable law, the Rate, Libor Rate, or the Default Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.
Except as provided in (b) above, all interest payable by Borrower shall be due and payable on the first Business Day of each Reporting Period during the term of this Agreement and Agent may, at its option, charge such interest to Borrower's account with Agent. Any amounts which are not paid when due shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement.

      9.2   Renewals: Conversion and Continuation of Revolving
Loans.

          (a) Upon maturity of any Eurodollar Loan, the Borrower may renew all or any part of any Eurodollar Loan to it from Lenders with a Revolving Loan of the same or a different type from Lenders, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Eurodollar Loan or part thereof so renewed shall be deemed to be repaid in accordance with Section 4 with the proceeds of a new borrowing hereunder and the proceeds of the new Revolving Loan, to the extent such proceeds do not exceed the principal amount of the Eurodollar Loan being renewed, shall not be paid by Lenders to Borrower.

          (b) The Borrower shall have the right at any time, upon notice to Agent given in the manner and at the times specified in this Agreement with respect to the Revolving Loans into which conversion or continuation is to be made, to convert its Eurodollar Loans into Prime Rate Loans, to convert its Prime Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of its Eurodollar Loans to another permissible Interest Period, and to continue any of its Eurodollar Loans into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement, including, without limitation Section 3 hereof, and to the following:

            (i) each conversion shall be effected by Agent by applying the proceeds of the new Prime Rate Loan or Eurodollar Loan, as the case may be, to the Eurodollar Loan or Prime Rate Loan (or portion thereof) being converted;

            (ii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 9.3 at the time such Eurodollar Loan shall be converted to a Prime Rate Loan; and

            (iii) Borrower shall not have the option to convert to or continue any Eurodollar Loan if at the time of such proposed continuation or conversion , a Default shall have occurred and be continuing.

          The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the notice of conversion or continuation delivered pursuant to this Section 9.2 provided, however, that, if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      9.3   Indemnity for Funding Losses.

          The Borrower shall indemnify Agent and each of the Lenders against any loss, fee, claim, damage, liability or expense which Agent or any of the Lenders may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in this Agreement, (ii) any failure by the Borrower to borrow hereunder after notice of borrowing pursuant to this Agreement has been given, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, or (iv) any Regulatory Action (as defined in Section 9.4 below), including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to (1) the excess, if any, as reasonably determined by each affected Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the Libor Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by each affected Lender) that could be realized by such Lender in re-employing during such period the funds so paid, prepaid or converted or not borrowed, or (2) any loss of yield or cost due to a Regulatory Action. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 9.3 and reasonably detailing how such amounts were calculated by such Lender shall be conclusive absent manifest error. Borrower's obligations under this Section 9.3 shall survive the termination of this Agreement.

      9.4   Change in Legality.

          (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority, central bank or comparable agency charged with the administration or interpretation thereof shall make it unlawful for any of the Lenders to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or any of the Lenders determines that maintenance of Eurodollar Loans would cause such Lender to implement or modify any reserve, special deposit or assessment or other requirement, or impose any other condition on any of the Lenders affecting the Revolving Loans (each of the foregoing circumstances called a "Regulatory Action"), then, by written notice to the Borrower, Agent shall:

                (i)  declare that Eurodollar Loans will not
      thereafter be made by Lenders hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from Lenders hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, Agent shall as promptly as reasonably practicable notify the Borrower of such occurrence and withdraw such declaration;

                (ii) require that all outstanding Eurodollar Loans made by Lenders be converted to Prime Rate
      Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Prime Rate Loans resulting from the conversion of such Eurodollar Loans; and

                (iii)   require fulfillment of the indemnity
     provisions of Section 9.3 hereof.

          (b) For purposes of this Section 9.4, a notice to the Borrower by Agent pursuant to paragraph (a)(ii)(1) above shall be effective on the date of receipt by the Borrower.

      9.5 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of Libor Rate.

           If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent advises the Borrower that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, or

          (b) the Majority Lenders advise the Agent that the Libor Rate as determined by the Agent will not adequately and fairly reflect the cost to Lenders of funding their Eurodollar Loans for such Interest Period, then the Agent shall give notice thereof to Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of Lenders to make Eurodollar Loans shall be suspended without liability to Agent or Lenders.

      9.6 Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Revolving Credit
      Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Credit Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Revolving Credit Note with respect thereto, by an amount deemed reasonably and in good faith by such Lender to be material, then, in connection with any Eurodollar Loan actually funded by such Lender and within fifteen (15) days after demand by such Lender (with a copy to Agent), the Borrower shall be obligated to pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Lender agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein.

      9.7   Discretion of Lender as to Manner of Funding.

          Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Revolving Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to the Libor Rate for such Interest Period.

      9.8 Interest Adjustment Period. During any Interest Adjustment Period (and provided no Default or Event of Default shall have occurred), unless modified pursuant to Sections 9.3,
9.6 or 9.9 of this Agreement, the Unused Line Fee shall be adjusted and Eurodollar Loans shall bear interest at a rate per annum based upon the ratio, measured on a trailing four (4) fiscal quarter basis, of Borrower's Interest Coverage Ratio for the preceding four (4) fiscal quarter period, computed as of the last day of the fiscal quarter most recently ended prior to the commencement of such Interest Adjustment Period, as calculated by Agent based upon Borrower's financial statements delivered to Agent pursuant to this Agreement as follows:

If Interest Coverage Is:   Interest Rate            Unused Line
                                                        Fee
- - ------------------------   ---------------------    -----------

Less than 1.50 to 1.0       Libor Rate plus 1.25%      .325%

Less than or equal to       Libor Rate plus 1.125%     .275%
1.61 to 1.0 but greater
than or equal to 1.50
to 1.0

Less than or equal to       Libor Rate plus 1.00%      .250%
1.74 to 1.0 but greater
than or equal to 1.62
to 1.0

Greater than 1.74 to 1.0    Libor Rate plus .875%      .225%

      9.9 Interest Hedging. During any Interest Adjustment Period (and provided no Default or Event of Default shall have occurred), if Borrower shall have provided cash flow projections to Agent and shall have reasonably demonstrated to Agent the existence of interest rate hedging arrangements obtained through one or more Lenders providing a hedge with respect to not less than ninety percent (90%) of the outstanding Revolving Loans that, assuming a maximum interest cost, allows Borrower to remain at all times in compliance with its Interest Coverage Ratio of not less than 1.25:1, the Unused Line Fee and the rate of interest applicable to Eurodollar Loans shall each be reduced by one eighth of one percent (1/8%) per annum.

Section 10. Fees, Deposit Accounts.

          (a) In addition to any and all other fees and expenses which Borrower is obligated to pay hereunder, Borrower shall pay to Agent an annual facility fee ("Facility Fee") and an administrative fee ("Administrative Fee") in accordance with a letter agreement between Agent and Borrower, which fees shall be solely for Agent's benefit as compensation for its services and Lenders shall not share therein.

          (b) Borrower shall, subject to Sections 9.8 and 9.9 of this Agreement, pay to Agent for the ratable benefit of Lenders during the term of this Agreement, an unused line fee of
 .275% per annum of the average daily unused portion of the Credit Commitment. Such unused line fee shall be calculated quarterly and be payable in arrears, on the first day of each fiscal quarter of Borrower commencing with the 28th day of April, 1996 and on the expiration or earlier termination of this Agreement.

          (c) Borrower shall forward all collections received under Contracts to a depository and disbursement account maintained at Agent and utilize such account for disbursements in the ordinary course of business. Borrower shall pay Agent all customary charges associated with the usage thereof which fees shall accrue solely for Agent's benefit and Lenders shall not share therein.

Section 11. Books and Records.

          The books and records of Agent shall be prima facie evidence of the amount of Borrower's Obligations from time to time outstanding and the dates and amounts of disbursements and payments with respect to each Revolving Loan.

Section 12. Mandatory Prepayment.

          If at any time, the aggregate outstanding principal amount of all Obligations exceeds the Credit Commitment, as such may be reduced at Borrower's request from time to time, Borrower shall make a principal prepay-ment, in whole, or in part at least equal to the amount of the excess of the Obligations outstanding over the Credit Commitment.

Section 13. Conditions to Loans.

      13.1 Initial Revolving Loan. The making of the first Revolving Loan under this Agreement (the "Initial Revolving Loan") shall be subject, in addition to all other terms and conditions of this Agreement, to the satisfaction of the following conditions precedent at the times specified:

          (a)  Consents.  All consents, approvals and
authorizations required in connection with the execution, delivery or performance of this Agreement and the Loan Documents, shall have been obtained by the Borrower and BBBC, and neither
Borrower nor BBBC shall not have incurred or become subject to any liability as a result thereof.

          (b) Required Documents. There shall have been delivered to Lenders the following documents in form and substance satisfactory to Lenders, and there shall have been consummated or satisfied all of the transactions or conditions contemplated by each such document:

            (i)   Agreement; Note.  Multiple copies of this
     Agreement as requested by Lenders and one copy of each Lender's Revolving Credit Note conforming to the requirements hereof all duly executed by the Borrower.

            (ii) Legal Opinion. The legal opinion of Borrower's and BBBC's counsel in form and substance satisfactory to Lenders and their counsel.

            (iii) Officer's Certificate. A certificate executed by the Chief Executive Officer of Borrower, stating that (A) no Default or Event of Default has occurred and is continuing, (B) except as disclosed by Borrower to Lenders on Schedule A attached thereto, no litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in Section 14(e) hereof is pending or threatened, and (C) each of the conditions precedent to the consummation of the Revolving Loans set forth in this
     Section 13 has been met or satisfied.

            (iv) Articles and Bylaws. A copy of (A) Borrower's and BBBC's Certificates of Incorporation and any amendments thereto, certified by the Secretary of State of Delaware as of a date not more than 20 days prior to the date hereof, and (B) copies of the bylaws, and any amendments thereto, of Borrower and BBBC certified by the corporate secretary.

            (v) Good Standing Certificates. Good Standing Certificates for Borrower in Delaware and BBBC in Georgia and in each other state in which either of them have an office, or otherwise where the failure of Borrower or BBBC to be qualified to transact business as a foreign corporation would have a material adverse impact on Borrower or BBBC.

            (vi) Board Resolutions. Certified copies of resolutions of the board of directors of Borrower and BBBC authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement, the reaffirmation Stock Pledge Agreement and Subordination Agreement and all other Instruments.

            (vii) Incumbency Certificates. Incumbency certificates with respect to the officers of Borrower executing this Agreement, the Instruments and the Revolving
     Credit Notes and the officers of BBBC executing the reaffirmations.

            (viii) Subordination Agreements. A reaffirmation of the Subordination Agreements dated October 18, 1995, executed by BBBC in favor of Agent ("Subordination
     Agreement"), in form and substance satisfactory to Agent.

            (ix)  Stock Pledge Agreement.  A reaffirmation of the
     Pledge Agreement dated October 18, 1995, executed by BBBC in favor of Agent ("Stock Pledge Agreement") in form and substance satisfactory to Agent.

            (x) Accountants' Letter. A letter to Borrower's independent certified public accountants advising them of Lender's reliance on future financial statements in accordance with Section 15(a) hereof.

            (xi) Fees, Costs and Expenses.   Agent and Lenders
     shall have received all fees, costs and expenses due and payable pursuant to Sections 10, 14 and 23 of this Agreement.

            (xii) Tangible Net Worth. Borrower shall have demonstrated to Lenders' satisfaction that it possesses a Tangible Net Worth of at least $5,000,000.
            (xiii)  Credit Policy.  A certified copy of
     Borrower's underwriting policy and credit criteria for prospective Obligors ("Underwriting Policy").

      13.2 Subsequent Revolving Loans. Subject to the terms of this Agreement, the making of each Revolving Loan after the Initial Revolving Loan shall be subject to the satisfaction of the following conditions precedent:

          (a) No Default or Event of Default shall have occurred and be continuing immediately before or after the making of such Revolving Loan;

          (b) All representations and warranties of Borrower shall remain true and correct as of the date of the making of the request for a subsequent Revolving Loan as if made on such date.

          (c) No material adverse change in the financial condition or operations of the Borrower shall have occurred prior to each requested subsequent Revolving Loan; provided, however, notwithstanding the occurrence of such a material adverse change, Borrower may still convert Eurodollar Loans to Revolving Loan on the terms and conditions set forth herein.

          (d) If such Revolving Loan is being used to acquire Contracts from BBBC, Agent shall have received a copy of an Assignment of Contracts executed by BBBC in favor of Borrower in form acceptable to Agent, conveying to Borrower title to the Contracts being acquired with the proceeds of any Revolving Loan.


Section 14.  Lender's Closing and Administrative Costs and
Expenses.

          (a) Subject to the terms of Section 23 hereof, Borrower shall pay Agent for all reasonable expenses and fees paid or incurred in connection with the documentation, negotiation, closing and administration of this Agreement and Borrower's Obligations and shall pay Agent and each of the Lenders for all expenses and fees paid or incurred by Agent and each of the Lenders in connection with the enforcement of this Agreement and Borrower's Obligations. Such fees and expenses shall include, without limitation, search fees and expenses, certification costs, expedited mail charges, filing and recording fees and the reasonable fees and expenses of Agent's or any Lender's attorneys and paralegals, whether such fees and expenses are incurred prior to or after the date hereof; the obligations of Borrower incurred under this Section 14(a) shall survive the termination of this Agreement;

          (b) Borrower shall further reimburse Agent and each of the Lenders, on written demand, for all costs, fees and expenses incurred by Agent and any of the Lenders, or their agents or employees with respect to any procedures, examinations, reviews of books and records or other audits performed in the administration of this Agreement.

Section 15. Representations and Warranties.

          To induce Lenders to enter into this Agreement and to make loans and advances hereunder, Borrower represents and warrants to Agent and Lenders as follows which representations and warranties shall be true from the time of Borrower's execution of this Agreement until all Obligations have been repaid in full:

          (a) Organization of Borrower. Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Delaware and is and will be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business or property require it to be qualified, except where the absence of such qualification would not materially adversely affect the financial condition, operations or business of Borrower or materially impair the ability of Borrower to pay or perform any of its Obligations under this Agreement or any Instrument executed pursuant hereto. Borrower has full corporate power and authority to own its property and conduct its business substantially as presently conducted by it. Borrower has full corporate power and authority to enter into and to perform its obligations under this Agreement and each Instrument executed pursuant hereto and to obtain loans and advances hereunder.

          (b) Due Authorization. The execution and delivery by Borrower of this Agreement and each Instrument executed pursuant hereto and the performance by Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, do not require Borrower to obtain any approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of the Organizational Documents of Borrower or any agreement or other Instrument binding upon or applicable to it (other than any agreement or other Instrument with respect to which a waiver has been obtained), or any present law or governmental regulation or court decree or order applicable to it and will not result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any present agreement or other Instrument binding upon or applicable to it other than under this Agreement.

          (c) Validity of This Agreement. This Agreement is, and each Instrument executed pursuant hereto will, on the due execution and delivery thereof, be the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as may be limited by bankruptcy and moratorium laws and all other similar laws affecting the rights of creditors generally and the application of general principles of equity and to the extent that specific performance and other equitable remedies may be granted or denied in a court's discretion.

          (d) Absence of Default. Borrower is not in default in the payment of any Liabilities or under any law or governmental regulation or court decrees or order.

          (e) Litigation. No litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of Borrower, threatened against Borrower.

          (f) Taxes. Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be then owing and payable by it. Borrower has received no notice of investigation, audit, or any other notice or inquiry of any kind with respect to any tax matter.

          (g) Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the assets of Borrower consist of margin stock. Terms to which meanings are ascribed in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this subsection with such meanings.

          (h) Employee Benefit Plans. Each employee benefit plan ("Plan") maintained by Borrower complies in all material respects with all applicable requirements of law and regulations; no "Reportable Event", such term being used herein with the meaning ascribed to it in the Employee Retirement Income Security Act of 1974, as amended (herein called "ERISA"), has occurred with respect to any Plan; and Borrower has not withdrawn from any Plan or initiated steps to do so, and no steps will have been taken to terminate any Plan.

          (i) Good Title and Absence of Liens. Borrower is, and cov-enants to remain, the owner of its assets, free and clear of all liens, encumbrances and security interests, except for Permitted Liens.

          (j) Licenses, Compliance with Laws. Borrower has or prior to the Initial Revolving Loan will have been issued all required material federal, state and local licenses, certificates or permits relating to Borrower and its facilities, businesses, assets, property, leaseholds and equipment and is in compliance with all applicable material federal, state and local laws, rules and regulations.

          (k) Impairment of Contract. Borrower has no knowledge of any material default as to any Contract by any party, nor of anything which would impair the value of any Contract.

          (l)     Validity of Contracts.   Each Contract meets
each of the requirements of Borrower's Underwriting Policy.

          (m) Accuracy of Information. All written information heretofore or contemporaneously furnished by or on behalf of Borrower to Agent or Lenders for purposes of or in connection with this Agreement or the Prior Agreements and such other such written information hereafter furnished by or on behalf of Borrower to Agent or Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and when taken in its entirety is not incomplete by omitting to state any material fact necessary to make such information not misleading.

          (n) Chief Executive Office. The chief executive office and principal place of business of the Borrower is located at 3920 Arkwright Road, Macon, Georgia 31210. Except as set forth on Exhibit C hereto, Borrower has no other places of business. The Borrower will not change its chief executive office and principal place of business or open any additional places of business without fifteen (15) days prior written notice to Agent and Lenders.

          (o) Solvency. Immediately prior to the issuance of the Revolving Credit Notes and after giving effect thereto, the value of Borrower's assets (exclusive of goodwill) is greater than the amount required to pay its total Liabilities, and Borrower is able to pay its debts as they mature. Borrower will maintain such solvent financial condition, giving effect to the Obligations, as long as Borrower is obligated to Lenders under this Agreement or in any other manner whatsoever. Borrower has sufficient capital to carry on its business and transactions as now conducted.

          (p) Absence of Default. The Borrower is not in default with respect to any Liabilities with an outstanding principal balance of $50,000 or more individually or in the aggregate.

Section 16. Affirmative Covenants.

          Borrower covenants and agrees with Agent and Lenders that, until all of the Obligations shall have been paid and performed in full and this Agreement is terminated:

          (a) Financial Information. Borrower will furnish, or will cause to be furnished, to Agent and Lenders copies of the following financial statements, reports and information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and shall present fairly the financial condition of Borrower as at the dates thereof and the results of its operations for the periods then ended.

            (i) promptly when available and in any event within 30 days after the close of each fiscal quarter of each Fiscal Year, a Quarterly Compliance Certificate substantially in the form of Exhibit B to this Agreement;

            (ii) promptly when available and in any event within 30 days after the close of each Reporting Period, a balance sheet as of the close of such Reporting Period, and a statement of income and cash flow for such Reporting Period and for the period commencing at the end of the previous Fiscal Year and ending with the close of such Reporting Period, and comparisons of such balance sheet and statement of income against Borrower's projections, all in such form as will be acceptable to Agent and Lenders, certified by the Authorized Representative as having been prepared as specified in (a) above, subject to the absence of footnotes and year-end adjustments;

            (iii) promptly when available and in any event within 90 days after the close of each Fiscal Year commencing with the Fiscal Year ended November 2, 1996, audited financial statements of Borrower consisting of at least a balance sheet as of the close of that Fiscal Year and a statement of income and cash flow for that Fiscal Year, together with an unqualified opinion and report of Arthur Andersen, L.L.P., or such other independent public accountants of recognized standing selected by Borrower and acceptable to Lender (which acceptance shall not be unreasonably withheld); and a written statement of those accountants that they have examined such provisions of this Agreement as are appropriate to the normal scope of their audit and have not become aware, in the normal scope of their audit, of any default in the performance by Borrower of any obligation to be performed by it pursuant to this Agreement except such, if any, as may be disclosed in such statement;

            (iv) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent public accountants in connection with any audit or review by such accountants of the books and records of Borrower (including, without limitation, in the normal scope of any audit or review for purposes of certifying any annual or interim financial statements of Borrower);

            (v) a summary aging of all Contracts as of the end of each Reporting Period, and required supporting reconciliations and schedules (made as of the last day of each respective Reporting Period), both of which shall be delivered to Agent and Lenders not later than the 15th day of the next succeeding Reporting Period;

            (vi) promptly, as requested by Agent or Lenders, annual projections, by Reporting Period, of revenue, expenses, and income consisting of at least projections of income statement items and balance sheet presentation for the succeeding twelve (12) Reporting Periods containing such information and in form reasonably acceptable to Agent and Lenders;

            (vii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders; and

            (viii) such other information with respect to the Contracts or the financial condition and operations of Borrower as Agent or Lenders may from time to time reasonably request.

          (b) Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property (exclusive of any tax or assessment against real property leased by Borrower), have been paid, and shall hereafter be paid in full, before delinquency, and all assessments and taxes due or payable by, or imposed, levied or assessed against any real property leased by Borrower have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law. Nothing herein contained shall preclude Borrower from contesting, in good faith and by appropriate proceedings, the imposition of any assessments or taxes and to withhold payment of such contested amounts pending the resolution of such proceedings provided that Borrower maintains adequate reserves therefore and the failure to pay such taxes or assessments will not result in the imposition of a lien not permitted hereunder.

          (c) Insurance. Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business, and will maintain or cause to be maintained insurance, as set forth in its Underwriting Policy with respect to Contracts, including personal or real property which secures the obligations of a related Obligor under any Contract, against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

          (d)     Notice of Default, Litigation and ERISA.
Borrower will immediately give written notice to Agent and Lenders of:

            (i) the occurrence of any Default or Event of Default;

            (ii)  any litigation, arbitration or
    governmental investigation or proceeding not previously disclosed in writing by Borrower to Agent and Lenders which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any of its properties which, if adversely determined, would adversely affect the financial condition, operation or business of Borrower or impair the ability of Borrower to perform any of its obligations under this Agreement or any Instrument executed pursuant hereto; and

            (iii) the occurrence of any Reportable Event under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any Plan.

          (e) Performance of Obligations. Borrower will perform promptly and faithfully all of its obligations under the Revolving Credit Notes and each other Instrument executed pursuant hereto.

          (f) Books and Records, Audits. Borrower will in all material re-spects keep books and records reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and permit Agent (or any of its employees or agents) at reasonable times and intervals, to visit all of its offices, conduct examinations and audits of Borrower's books and records, discuss Borrower's financial matters with Borrower's officers and independent accountants (and hereby authorizes such independent accountants to discuss Borrower's financial matters with Lender and its representatives) and examine any of its other corporate records; provided, however, absent the occurrence of an Event of Default, Agent shall conduct no more than two (2) audits in any twelve-month period. Any Lender may accompany Agent on and participate in any audit conducted by Agent. Such books and records shall be maintained at Borrower's principal place of business set forth herein.

          (g) Plans. Borrower will maintain each Plan, if any, in compliance in all material respects with all requirements of the Plan and any applicable laws and regulations.

          (h) Performance of Contract Duties. Borrower warrants that it has performed and covenants and agrees that it will continue to perform its duties and obligations under each Contract, except where the failure to do so would not have a material adverse effect on the Contract, Borrower's rights or Obligor's obligations thereunder, or the collectibility of the payments thereunder.

          (i) Compliance with Laws. Borrower shall comply fully with all statutes, rules and regulations applicable to Borrower and its business, except where any failure to comply with any statutes, rules or regulations would not have an adverse effect on the business of Borrower, the ability of Borrower to pay the Obligations, Agent's and Lenders' rights hereunder, or the enforceability of any Contract.

          (j) Taxes, Fees. In the event Borrower shall now or hereafter have an office in any other jurisdiction which requires the payment of any tax or fee in connection with the Obligations, Borrower shall pay all fees or taxes required thereby.

          (k) Booked Hedges. Borrower shall maintain in existence at all times interest rate hedging arrangements obtained through one or more Lenders providing a hedge with respect to not less than fifty percent (50%) of the outstanding Revolving Loans which, assuming a maximum interest cost, allows Borrower to remain at all times in compliance with its Interest Coverage Ratio of not less than 1.25:1.

Section 17. Negative Covenants.

          Borrower covenants and agrees with Agent and Lenders that until all of the Obligations shall have been paid and performed in full and this Agreement is terminated:

          (a) Business Activities. Borrower will not, without Agent and Lenders' prior written consent, engage in any business which would represent any substantial change from Borrower's existing business.

          (b) Liabilities. Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Liabilities without the prior written consent of Agent and Lenders other than:

            (i)   Liabilities in respect of the Revolving Credit
    Notes and other Obligations;

            (ii) Liabilities in respect of taxes, assessments, governmental charges or levies and claims of any kind to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 16(b);

            (iii) Subordinated Indebtedness to BBBC;

            (iv)  Liabilities incurred in connection with Capital
    Expenditures and operating leases up to the aggregate sum of $50,000 in any Fiscal Year;

            (v) Liabilities to trade creditors, employees or other Persons (other than for borrowed money) in the ordinary course of Borrower's business in accordance with historical practices; and

            (vi)  Liabilities in connection with any
    Securitization Transaction approved by Lenders.

          (c) Security Interests. Borrower will not create, incur, assume, or suffer to exist any Security Interest upon any of its property or assets, whether now owned or hereafter acquired, except:

            (i) inchoate liens for taxes, assessments or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 16(b);

            (ii) liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Borrower shall at any time in good faith be prosecuting by appropriate proceedings diligently pursued, an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

            (iii) carrier's, warehousemen's, mechanic's, landlord's, materialmen's, supplier's and other like liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not yet due;

            (iv) liens arising in connection with, or pledges or deposits required by, worker's compensation, unemployment insurance and like matters;

            (v)   liens created in connection with a
     Securitization Transaction approved by Lenders;

            (vi) other liens on specific equipment in connection with the financing of Capital Expenditures permitted hereunder; and

            (vii) rights of Obligors under Contracts in the related Equipment.

All of the foregoing are hereinafter referred to as  "Permitted
Liens".

          (d) Investment. Borrower will not, without the prior written consent of Lenders make, incur, assume or suffer to exist any Investment except Cash Equivalent Investments.

          (e) Sale, Transfer or Encumbrance of Assets. Borrower will not without the prior written consent of Lenders, sell, lease, pledge, encumber, grant a security interest in (other than Permitted Liens), or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of Borrower's assets, except for the movement of assets in the ordinary course of business to locations disclosed in advance to Agent and Lenders.

          (f) Distributions, Issuance of Stock, Management Fees. Borrower will not, without the prior written consent of Lenders, purchase, redeem or retire any of its capital stock of any class, or any options or warrants whether now or hereafter outstanding, pay any management fees in excess of the sum of $3,000 per month, or pay any dividends or distributions in cash, stock or other securities.

          (g) Transactions with Affiliates. Borrower shall not enter into any transaction with, any Affiliate, except or in the ordinary course of business and upon fair and reasonable terms which are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate.
          (h) Loan and Advances. Borrower will not make any loans to any Person; guarantee any debt or other obligation of any other Person; or advance to any employee, customer or other Person any funds other than (i) pursuant to Contracts or (ii) loans and advances to employees which do not exceed $25,000 in the aggregate during the term of this Agreement.

          (i) Consolidation, Merger, Sale or Pledge of Assets. Borrower will not, without the prior written consent of Lenders, consolidate with, combine with, acquire or merge into or with any other Person, suffer or permit a Change in Control, or purchase or otherwise acquire any other Person or all or substantially all of the assets of any Person (or any division thereof) or sell, transfer, lease, mortgage or otherwise pledge or dispose of all or any substantial part of its assets to any Person other than the sale or lease of Equipment in the ordinary course of its business.

          (j) Inconsistent Financing Statements. Borrower will not file, nor allow to remain on file, and unreleased, any financing statement or other document which perfects or purports to perfect any Security Interest in favor of any other Person which is inconsistent with subsection (c) of this Section.

          (k) Net Income. Borrower shall not permit its after-tax Net Income to be less than $200,000 for any Fiscal Year commencing with the Fiscal Year ending November 2, 1996.

          (l) Tangible Net Worth. Borrower shall not permit its Tangible Net Worth at any time to be less than the sum of (i) $5,000,000, plus (ii) Borrower's aggregate Net Income for each Fiscal Year commencing with the Fiscal Year ending November 2, 1996, plus (iii) the amount of any additions to capital contributed by BBBC or any other shareholder at any time, whether or not any additional shares of Capital Stock of Borrower are issued in connection therewith.

          (m) Interest Coverage Ratio. Borrower shall not permit its Interest Coverage Ratio, measured as of the last day of any fiscal quarter as a cumulative year-to date average for each fiscal quarter of Borrower's Fiscal Year ending November 2, 1996, and as a rolling four (4) fiscal quarter average measured as of the last day of any fiscal quarter for each fiscal quarter of each Fiscal Year thereafter, to be less than 1.25 to 1.0.

          (n) Restrictions on Commercial Contracts. Borrower shall not enter into any Commercial Contract with an Obligor which has a credit rating of less than AA.

          (o)     Liabilities to Tangible Net Worth Ratio.
Borrower shall not at any time permit the ratio of its Liabilities to its Tangible Net Worth to exceed 10.0 to 1.0.

          (p) Modification of Certain Agreements. Borrower shall not consent to or enter into any amendment, supplement or other modification of (a) any term, provision or agreement contained in any agreement governing or relating to any other material Liabilities; or (b) any material term or provision (i) contained in Borrower's Underwriting Policy from that previously distributed to the Lenders, or (ii) of the Borrower's accounting policies regarding its Contracts.

          (q) Restrictions on Contracts. Borrower shall at no time be a party to (i) Contracts with a single Obligor having an aggregate outstanding balance in excess of $5,000,000; (ii)

Commercial Contracts having an aggregate outstanding balance in excess of $5,000,000; or (iii) Municipal Contracts for Equipment other than school buses having an aggregate outstanding balance in excess of $5,000,000.

          (r) Subordinated Indebtedness. Borrower shall not make any payments on Subordinated Indebtedness except as specifically permitted by the terms of any subordination agreement executed by the holder of such Subordinated
Indebtedness in favor of Lenders.

          (s) Subsidiaries. Borrower shall not create any Subsidiaries.

          (t) Tax Sharing Arrangements. Borrower shall not amend any of its tax sharing arrangements or agreements with BBBC.

Section 18. Events of Default.

          The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) Borrower defaults in the payment or prepayment when due of any of the Obligations, including without limitation, any principal of the Revolving Credit Notes or any interest thereon, or of any fee hereunder which is not cured within two
(2) Business Days of the occurrence of such default;

          (b) Borrower defaults in the due performance and observance of any warranty, representation, covenant or agreement contained herein, or in any Instrument, document or agreement executed pursuant hereto, and fails to cure same within 10 days after the occurrence of such default; provided, however, that the 10-day cure period as provided by this Section 18(b) shall not apply to any specific Events of Default set forth elsewhere in this Section 18;

          (c) any default shall occur under the terms applicable to (i) any Liabilities of Borrower representing any Hedging Obligations, borrowing or financing and the holder or holders, or an agent for such holder or holders thereof, shall then have accelerated or have the right to accelerate any payment or the performance of any obligation due under, such Liabilities, or (ii) any Liabilities of Borrower under any other material agreement (which is not being contested by Borrower in good faith by appropriate proceedings) with respect to any purchase or lease by Borrower of goods or services, and the holder or holders, or an agent for such holder or holders thereof, shall then have accelerated any payment or the performance of any obligations due under, such Liabilities;

          (d) Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay debts as they become due; or Borrower shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, or other custodian for Borrower or any of its property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for Borrower or for a substantial part of its property and not be discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced against or in respect of Borrower as a debtor and, if not commenced by Borrower, be consented to or acquiesced in by Borrower or remain for 30 days undismissed; or Borrower shall take any action to authorize, or in furtherance of, any of the foregoing;

          (e) Any representation or warranty made by the Borrower herein, in any Instrument, or in any certificate or financial or other statement heretofore, or hereafter furnished by or on behalf of the Borrower, shall prove to be in any material respect false or misleading when made;

          (f) Borrower shall suspend the transaction of business or is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or

          (g)     Any Change in Control shall occur.

Section 19. Remedies.

          Upon the occurrence of an Event of Default described in
Section 18(d) hereunder, the Credit Commitment shall automatically terminate and the Obligations shall automatically be and become immediately due and payable, without notice or demand. Upon the occurrence of any Event of Default hereunder, Agent may and shall, at the direction of the Majority Lenders, exercise any or all of the following remedies, in addition to those granted to Agent and Lenders under applicable law or any instrument, document or agreement executed in connection herewith, which rights and remedies will be cumulative and not exclusive:

          (a) In the case of an Event of Default other than an Event of Default described in Section 18(d) of this Agreement, immediately, without notice to the Borrower, declare all of the outstanding amount of the Revolving Credit Notes and any Obligations to be due and payable, whereupon the full unpaid amount of the Revolving Credit Notes and any and all other Obligations shall be and become immediately due and payable.

          (b)     Cease making Revolving Loans under this
Agreement and terminate this Agreement as to any future liabilities or obligations of Lenders except as provided by applicable law, but without affecting Agent's or Lenders' rights or Borrower's Obligations.

          (c)     Proceed to enforce payment of the Revolving
Credit Notes and the Obligations by suit in equity or by action at law, or both.

          Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization and sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental thereto or in any way relating to the rights of Agent hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligations hereunder, in such order as Agent may elect, and only after so applying such net proceeds, after payment in full of the Obligations hereunder, shall apply the surplus, if any, to Borrower or whomsoever may be lawfully entitled to receive the same. Borrower hereby waives presentment, demand, notice and protest (to the extent permitted by applicable law) of any kind in connection with this Agreement.

Section 20.  Agent.

          (a) Appointment. Each Lender hereby designates and appoints LaSalle as Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers as are set forth herein, together with such other powers as are incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 20.

          The provisions of this Section 20 are solely for the benefit of Agent and Lenders, and Borrower shall not have the right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

          (b) Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be construed to impose upon Agent any obligation in respect of this Agreement except as expressly set forth herein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Revolving Loans hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or at any time or times thereafter, except for documents delivered to Agent pursuant to this Agreement by or on behalf of the Borrower. If Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender at any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (c) Rights, Exculpation, etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder, or in connection herewith, except that Agent shall be obligated for its gross negligence or willful misconduct in the performance of its express obligations hereunder. Agent shall not be liable for any apportionment or distribution of payments made by it in the absence of willful misconduct or gross negligence pursuant to Section 4, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the enforceability, collectibility, or sufficiency of this Agreement, or any of the transactions contemplated hereby and thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the financial condition of Borrower, or the existence or possible existence of any Event of Default or Default, provided, however, that the foregoing shall not release Agent from its obligations under this Agreement. Agent may at any time request instructions or indemnification from Lenders with respect to any actions or approvals which by the terms of this Agreement Agent is permitted or required to take or to grant, and if such instructions or indemnification are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions or indemnification (to Agent's satisfaction) from the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders.

          (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it.

          (e) Indemnification. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse and indemnify Agent, upon demand, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement, in proportion to each Lender's ratable shares of the Commitments; provided that no Lender shall be liable for any portion of such liabilities, obligations losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Section 20(e) shall survive the payment in full of all Obligations and the termination of this Agreement.

          (f) The Agent Individually. With respect to its pro rata share of the Commitments hereunder and the Revolving Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lender" or "Lenders" or any similar terms shall include Agent in its individual capacity as a Lender or one of the Lenders. Except as provided herein, Agent in its individual capacity may accept deposits from and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Agent pursuant hereto.

          (g)     Successor Agent; Resignation of Agent.

            (1) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (2) and (3) below or as otherwise provided below.

            (2) Upon any such notice of resignation by Agent, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to Borrower.

            (3) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of Borrower (which may not be withheld unreasonably), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

            (4) Upon the appointment of a successor Agent, the term "Agent" shall, for all purposes of this Agreement, thereafter mean such successor.

Section 21. Relations Among Lenders.

          Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder, without the prior written consent of the Majority Lenders.

Section 22. Miscellaneous.

          Each Lender agrees that any action taken by Agent or the Majority Lenders in accordance with the provisions of this Agreement, and the exercise by Agent or the Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

Section 23. Participations.

          Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Revolving Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement. No Lender may, without the consent of Agent and, prior to any Event of Default, the Borrower, make an assignment of its rights or obligations under this Agreement; provided that such consent shall not be unreasonably withheld.

Section 24. Waiver and Amendment.

          (a) Agent's or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or the Revolving Credit Notes shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of a Default or Event of Default by Borrower under this Agreement or the Revolving Credit Notes shall not suspend, waive or affect any other Default or Event of Default by Borrower under this Agreement or the Revolving Credit Notes, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.

          (b) No amendment or modification of any provision of this Agreement or the Revolving Credit Notes shall be effective without the written agreement of the Majority Lenders and Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion.

          (c) Notwithstanding the provisions of Section 24(b), any amendment relating (i) to any increase of the Commitments of any Lender, of the total of the Commitments or of the principal amount of the Revolving Loans, (ii) to any change in the final maturity of the Revolving Loans, (iii) to the reduction of interest rates applicable to the Revolving Loans or fees payable under this Agreement or the timing of payment of interest or fees, (iv) to the definition of "Majority Lenders",
(v) to the provisions contained in this Section 24(c), (vi) to any provision contained in Sections 16 and 17 of this Agreement, or (vii) to any Event of Default involving the payment of money or the performance of any material obligation by Borrower under this Agreement, shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. No amendment, modification termination or waiver of any provision of Section 20 or any other provision referring to Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Section 25. Accounting and Financial Determinations.

          Where the character or amount of any asset or liability or item of income or expense is required to be determined under this Agreement, each such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Borrower referred to in Section 16 hereof.

Section 26.       Right of Offset.

          Subject to the terms of this Agreement, in addition to, and without limitation of, any rights of Agent and Lenders under applicable law or otherwise, Agent and Lenders may, when any Event of Default shall have occurred and be continuing and without notice or demand of any kind, appropriate and apply toward payment of any Obligations (whether or not then due), any amounts, properties, balances, credits, deposit accounts or other monies of Borrower in the possession or control of Agent or Lenders for any purpose.

Section 27. Computation and Payment of Liabilities.

          Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day, and that extension of time shall be included in computing interest, if any, in connection with such payment.

Section 28.       Notices.

          Except as otherwise expressly provided, all notices and other communications to any party pursuant to this Agreement or any Instrument executed pursuant hereto shall be in writing or by telex or facsimile addressed, delivered or transmitted to it at its address or number set forth below its signature hereto or to such other address or number as it shall designate in a notice to the other party. Any notice if mailed properly addressed shall be deemed given on the third Business Day after mailing postage prepaid or on the second Business Day when sent by overnight deliv-ery service which provides at least upon request a receipt for delivery; any notice to any party having a telex or facsimile number for the receipt at its address for notice hereunder of messages by transmission by telex or facsimile shall be deemed given when transmitted by telex or facsimile transmitted to such party at such telex or facsimile number.

Section 29. Costs and Expenses.

          Borrower agrees to reimburse Agent and Lenders upon demand for all reasonable costs, fees and expenses (including reasonable attorneys' fees and legal expenses) incurred by Agent or Lenders hereunder or in connection herewith in enforcing the Obligations of Borrower hereunder or under the Revolving Credit Notes or any other Instrument executed pursuant hereto. The obligations of Borrower under this Section shall survive any termination of this Agreement.

Section 30. Severability, Choice of Law.

          Any provision of this Agreement or any instrument executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of any such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or any such Instrument or affecting the validity or enforceability of that provision in any other jurisdiction. This Agreement and all terms and provisions hereof shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois without regard to the choice of law rules thereof. Borrower, to further induce Lenders to enter into this Agreement agrees that, subject to Lenders' election, all actions, suits or proceedings regarding the interpretation or enforcement of this Agreement or any Instrument shall be litigated only in courts having situs in Cook County, Illinois, and consents to jurisdiction of any such court having subject matter jurisdiction over the matter of such litigation, action, or proceeding and hereby irrevocably appoints CT Corporation Systems, Inc., whose address is 208 South LaSalle Street, Chicago, Illinois 60604 or such other person whom Lenders may designate in writing to Borrower as agent for the personal service of process. Borrower agrees that service of such process shall constitute personal service upon Borrower, upon forwarding of notice to Borrower of such service in accordance with the provisions of Section 28 hereof.

Section 31. Successors and Assigns.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lenders. Each of the Lenders reserves the right, subject to the terms of
Section 24 of this Agreement, to assign or grant participations in all or any part of, or any interest in, its rights and benefits hereunder and under the Revolving Credit Notes or any other Instrument executed pursuant hereto and may, in connection therewith, disclose all documents and information which they may have relating to Borrower or its business, this Agreement, the Revolving Credit Notes and any other such Instrument.

Section 32. Taxes and Expenses.

          If Borrower fails to pay promptly when due to any other person or entity, monies which Borrower is required to pay by reason of any provision of this Agreement, Agent or Lenders may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Agent and Lenders. All such sums shall become additional Obligations owing to Lenders and shall bear interest at the interest rate then applicable under this Agreement. Any payments made by Agent or Lenders shall not constitute an agreement by Agent or Lenders to make similar payments in the future, or a waiver by Agent or Lenders of any default under this Agreement. Agent or Lenders need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien. The receipt of the usual official governmental or court notice for the payment of the foregoing shall be conclusive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facie evidence that the same was validly due and owing.

Section 33. Waiver of Jury Trial.

          BORROWER AND LENDERS EACH WAIVE ANY RIGHT TO TRIAL BY
JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR
ANY TRANSACTION HEREUNDER.

Section 34. Indemnity.

          Borrower shall indemnify and hold harmless Agent and Lenders and their directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities ("Losses") incurred by any of them arising principally out of or relating to this Agreement, or any other transaction contemplated hereby or thereby other than arising out of any intercreditor relationship between Lenders and any Participant or holder of Subordinated Indebtedness and except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Agent and Lenders and each other Indemnified Person for any expenses (including the fees and disbursements of legal counsel) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether Agent, Lenders or other Indemnified Person is a party thereto.

Section 35. Section Headings.

          Section headings and numbers have been set forth herein for convenience only and shall be without substantive meaning or content of any kind whatsoever. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

Section 36.       Construction.

          Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, Lenders or Borrower, whether under any rule of construction or otherwise.
On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

Section 37.  Restatement of Prior Agreements.

          This Agreement constitutes a renewal and extension and an amendment and restatement of, and a replacement and substitute for the Prior Agreements. The Obligations under the Prior Agreements are continuing indebtedness and nothing in this Agreement shall be deemed to constitute payment, settlement or novation of the corresponding Obligations of Borrower under the Prior Agreements, or to release or otherwise affect any rights of Lenders against Borrower, or any guarantor, surety, or other party primarily or secondarily liable for such Obligations. Upon execution of this Agreement by the parties, this Agreement shall amend and supersede and is substituted for the Prior Agreements in their entirety.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BLUE BIRD CAPITAL CORPORATION

                        By:     /S/ Paul Glaske
                                ------------------------------
                        Title:      President
                                ______________________________

                        ATTEST:

                        By:     /S/ Bobby G. Wallace
                                _______________________________

                        Title:      Secretary
                                _______________________________

                        Address:     3920 Arkwright Road
                                     PO Box 7839
                                     Macon, Georgia 31210
                                     Fax No:  912/474-9137


Commitment:       $ 40,000,000      LASALLE NATIONAL BANK
                    --------------

                        By:   /S/ James M. Minich
                              -------------------------

                        Title:    Assistant Vice President
                               ---------------------------

                        Address:     120 South LaSalle Street
                                     Chicago, Illinois  60603
                                     ATTN:  Michael Jamieson
                                     Fax No. 312/606-8423

Commitment:       $ 20,000,000       NATIONSBANK, N.A. (SOUTH)
                    --------------

                         By:     /S/ Kathryn Robinson
                                ----------------------------

                         Title:     Sr. V.P.
                                ------------------------------
                         Address:     600 Peachtree Street
                                      Atlanta, Georgia 30308-2213
                                      Attn:  Derrick C. Bell
                                      Fax No.:  404/607-6467

Commitment:      $ 20,000,000      WACHOVIA BANK OF GEORGIA, N.A.
                   --------------

                         By:      /S/  Kevin Harrison
                                -------------------------------

                         Title:       Vice President
                                -------------------------------

                         Address:     191 Peachtree Street, N.E.
                                      Atlanta, Georgia 30303-1757
                                      Attn:  Kevin B. Harrison
                                      Fax No.: 404/332-6920

Commitment:      $ 20,000,000      BANK OF AMERICA ILLINOIS
                   --------------

                          By:    /S/  John Hesselmann
                                --------------------------------

                          Title:     Senior Vice President
                                 -------------------------------

                          Address:     231 South LaSalle Street
                                       Chicago, Illinois 60697
                                       Attn:  Mark D. Cordes
                                       Fax No.:  312/828-1974

   EXHIBIT A

                      REVOLVING CREDIT NOTE

$ ___________                                   Chicago, Illinois
                                                 _________, 1996


     FOR VALUE RECEIVED, the undersigned BLUE BIRD CAPITAL CORPORATION ("Borrower") promises to pay to the order of ________ ________ ("Lender"), at such place as Lender may from time to time designate in writing, on _________, 1999, the principal sum of __________________ ($_________________), or, if less, the aggregate unpaid principal amount of all advances made by Lender as, or relating to, the Revolving Loans in accordance with the provisions of an Amended and Restated Loan Agreement dated as of ________, 1996, among Borrower, Lender and the other financial institutions from time to time parties thereto, as amended and supplemented from time to time ("Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     Except as hereinafter provided, Borrower's obligations and liabilities to Lender under this Note ("Borrower's Liabilities") unpaid from time to time shall bear interest from the date hereof until paid at the applicable rate provided in Section 9 of the Loan Agreement, computed on the basis of actual days elapsed over a 360-day year, and payable in arrears at the times provided in the Loan Agreement.

     If any of Borrower's Liabilities are not paid when due and payable or declared due and payable, interest, in lieu of the interest hereinabove provided, shall accrue on Borrower's Liabilities from the due date of the same until paid, at the Default Rate. Such amounts shall be part of Borrower's Liabilities immediately due and payable by Borrower to Lender without notice by Lender to or demand by Lender of Borrower.

     Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes. Borrower further warrants and represents to Lender and covenants with Lender that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     This Note is one of the Revolving Credit Notes referred to in the Loan Agreement to which reference is made for a statement of the terms and conditions under which prepayments on this Note may and shall be made, for a description of the circumstances under which this Note may be declared due and payable, and for a description of the rights of the holder hereof.

     The occurrence of an Event of Default under the Loan
Agreement, or Borrower's failure to pay any of Borrower's
Liabilities when due and payable or declared due and payable shall constitute a default by Borrower ("Event of Default") under this Note.

     Upon an Event of Default hereunder, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be due and payable, forthwith. The acceptance by Lender of any partial payment made hereunder after the time when any obligation under this Note becomes due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.

     Regardless of the adequacy of any collateral securing Borrower's Liabilities hereunder, any deposits (other than segregated deposits designated for the payment of taxes or other designated trust funds) or other sums at any time credited by or payable or due from Lender to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in possession or control of Lender or its bailee for any purpose may at any time be reduced to cash and applied by Lender to or setoff by Lender against Borrower's Liabilities hereunder.

     If at any time or times after the date of this Note, Lender:
(a) employs counsel for advice or other representation (i) to represent Lender in any litigation, contest, dispute, suit ,or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to this Note, or any collateral securing Borrower's Liabilities hereunder, or (ii) to enforce any rights of Lender against Borrower; (b) takes any action to protect, collect, sell, liquidate or otherwise dispose of any collateral securing Borrower's Liabilities hereunder; and/or (c) attempts to or enforces any of Lender's rights and remedies against Borrower or any other party primarily or otherwise liable with respect to Borrower's Liabilities, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include (i) reasonable attorney's fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; (vi) telegram charges; and (vii) expenses for travel, lodging and food.

     If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

     This Note is submitted by Borrower to Lender at Lender's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

     To induce Lender to accept this Note, Borrower, irrevocably, agrees that, subject to Lender's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note, shall be litigated in courts having situs within the Court of Cook, State of Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Borrower hereby irrevocably appoints and designates CT Corporation System, whose address is 208 South LaSalle Street, Chicago, Illinois 60604, or any other party whom Borrower may from time to time hereafter designate (after giving Lender five
(5) days written notice thereof), as Borrower's true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of such process upon Borrower. Such party, within five (5) days after receipt of any such process, shall forward the same by certified or registered mail, together with all papers affixed thereto, to Borrower at the address designated below. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph.

     BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY
WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING
TO THIS NOTE.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the _____ day of March, 1996.

                              BLUE BIRD CAPITAL CORPORATION



                              By:       _________________________

                              Title:    _________________________

                                             3920 Arkwright Road
                                             Macon, Georgia 31210



                              ATTEST:



                              By:       _________________________

                              Title:    _________________________

  EXHIBIT B


                        QUARTERLY COMPLIANCE CERTIFICATE



LaSalle National Bank
120 South LaSalle Street
Chicago, Illinois 60603

            Re: Amended and Restated Loan Agreement, dated as of March ___, 1996 (together with all amendments, if any, hereinafter referred to as the "Loan Agreement") among Blue Bird Capital Corporation ("Borrower"), LaSalle National Bank, as Agent ("Agent"), and the financial institutions from time to time parties thereto ("Lenders")

Gentlemen:

            In accordance with Section 17(a)(i) of the Loan
Agreement the Borrower hereby certifies to the Lender and Agent that:

A.    On ________, 19___, (the "Quarterly Computation Date"),
Borrower's Interest Coverage Ratio was not less than 1.25 to 1.0 as computed on Attachment 1 hereto.

B.    On the Quarterly Computation Date Borrower's Tangible Net
Worth plus aggregate Net Income was not less than $_______________ as computed on Attachment 2 hereto.

C. Borrower's after-tax Net Income was not less than $_________________, as computed on Attachment 3 hereto [to be calculated solely as of the end of each Fiscal Year].

D. On the Quarterly Computation Date, the aggregate outstanding balance of Borrower's Municipal Contracts for equipment other than school buses was $___________________ and the aggregate outstanding balance of Borrower's
Commercial Contracts was $_________________.

E.    On the Quarterly Computation Date, the ratio of Borrower's
Liabilities to Tangible Net Worth was not more than 10.0 to 1.0 as computed on Attached 4 hereto.

F.    On the Quarterly Computation Date, ___% of Borrower's
Obligations were covered by interest rate hedging arrangements, as set forth on Attachment 5 hereto.

G. All of the information set forth in this Certificate (and in the Attachments hereto) is true and correct; and

H. Except as stated on Attachment 6 hereto (if applicable), no Default or Event of Default had occurred and was continuing at the Quarterly Computation Date or as of the date of this certificate.

           IN WITNESS WHEREOF, Borrower has caused this
Certificate to be executed and delivered by it Authorized
Representative this ______ day of ____________, 19__.


                              BLUE BIRD CAPITAL CORPORATION


                            By:  ___________________________

                            Its:  ___________________________

  EXHIBIT C

                               BUSINESS LOCATIONS

                               3920 Arkwright Road
                              Macon, Georgia 31210